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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the RTW, Inc. 2005 Stock Plan and the 1995 Employee Stock Purchase Plan of our report dated February 9, 2005, with respect to the consolidated financial statements and schedules of RTW, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Minneapolis, Minnesota
August 2, 2005